Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER 2014 RESULTS

INCREASES FULL-YEAR SALES-VOLUME GUIDANCE
MONETIZES ADDITIONAL ASSETS FOR APPROXIMATELY $1.2 BILLION

HOUSTON, Oct. 28, 2014 - Anadarko Petroleum Corporation (NYSE: APC) today announced third-quarter 2014 net income attributable to common stockholders of $1.087 billion, or $2.12 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased net income by approximately $487 million, or $0.96 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the third quarter of 2014 was approximately $2.323 billion. Discretionary cash flow totaled $1.776 billion,(2) including the year-to-date impact of an adjustment to 2014 U.S. current taxes related to the deferral of the tax benefit and change in anticipated timing of the Tronox settlement payment to early 2015.
THIRD-QUARTER 2014 HIGHLIGHTS

•	Increased year-over-year liquids sales volumes by more than 110,000 barrels per day on a divestiture-adjusted basis(3)

•	Closed approximately $1.2 billion of additional asset monetizations

•	Doubled year-over-year oil sales volumes in the Wattenberg field

•	Expanded the company’s “high-confidence” area in the Wolfcamp Shale oil opportunity
“Anadarko delivered another outstanding quarter with year-over-year liquids sales-volume growth of 35 percent on a divestiture-adjusted basis,(3) approximately $1.2 billion of new asset monetizations and enhanced cash margins per barrel,” said Al Walker, Anadarko Chairman, President and CEO. “The impressive results from our operating activities enable us to increase our 2014 full-year sales-volume expectations for the third time this year, to a new range of 304 to 306 million BOE. The significant liquids sales-volume growth was primarily driven by the excellent results of our Wattenberg horizontal program, where oil volumes doubled relative to the third quarter of last year. We believe the depth and flexibility of our portfolio, along with our efficient allocation of capital and commitment to value acceleration will enable us to continue delivering differentiating value to our shareholders.”

OPERATIONS SUMMARY
During the third quarter, Anadarko’s sales volumes of crude oil, natural gas and natural gas liquids (NGLs) totaled a record 78 million BOE, or an average of 849,000 BOE per day, representing an increase of almost 105,000 BOE per day on a divestiture-adjusted basis(3) over the third quarter of 2013. The growth in higher-margin liquids sales volumes significantly improved the overall product mix to 51 percent liquids in the third quarter of 2014 versus 43 percent in the third quarter of 2013.
The strong growth was largely driven by performance in the Wattenberg field, which continued to benefit from the company’s significant commitment to midstream expansions and achieved year-over-year sales-volume growth of 88,000 BOE per day, averaging 189,000 BOE per day for the quarter. The company also demonstrated significant sales-volume growth in the Eagleford Shale, as well as the Wolfcamp Shale oil opportunity where Anadarko expanded its “high-confidence” area within its 600,000-gross-acre position.
Anadarko also continued to advance multiple mega projects during the quarter. In the Gulf of Mexico, the Lucius project is on schedule with first oil expected in the coming weeks. Construction on the Heidelberg spar hull was completed, and the project remains on schedule for first oil in 2016. In Mozambique, the Parliament passed enabling legislation during its last session of the year. This was an important first step toward the ratification of a Decree Law, which is a necessity in creating and facilitating the contractual and legal conditions to move this company-operated LNG project forward.

FINANCIAL SUMMARY
Anadarko ended the quarter with approximately $8.3 billion of cash on hand, with the increase driven by asset monetizations. In addition to closing the previously announced $1.075 billion sale of its China subsidiary, the company signed and closed several additional monetizations during the quarter totaling approximately $1.2 billion. Among the new monetizations, Anadarko closed a carried-interest agreement in the emerging Eaglebine play of Central Texas and divested its non-operated interest in the Vito discovery. The company also closed the sale of its interest in a portion of the Utica Shale play in central Ohio, as well as several other transactions.
“Closing more than $2.2 billion of monetizations in the quarter, including our China subsidiary, demonstrates our ongoing commitment to accelerating and enhancing value,” added Walker. “We will continue to actively manage our deep portfolio of assets and evaluate opportunities to bring the embedded value forward for our stakeholders.”

OPERATIONS REPORT
For details on Anadarko’s operating areas and exploration program, including additional details on the newly announced asset monetizations, please refer to the comprehensive report on third-quarter 2014 activity. The report is available at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Wednesday, Oct. 29, 2014, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss third-quarter results, current operations and the company’s outlook for the remainder of 2014. The dial-in number is 855.812.0464 in the United States or 970.300.2271 internationally. The confirmation number is 95221684. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2013, the company had approximately 2.79 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including court approval of the settlement agreement related to the Tronox Adversary Proceeding, issuance of the injunction and dismissal with prejudice of the claims asserted in the Adversary Proceeding, Anadarko’s ability to achieve its production targets, successfully plan, secure necessary government approvals, finance, build and operate the necessary infrastructure and LNG park and achieve production and budget expectations on its mega projects. See “Risk Factors” in the company’s 2013 Annual Report on

Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended September 30, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$276	$175	$0.35
Gains (losses) on divestitures, net	726	647	1.27
Impairments	(394)	(249)	(0.49)
Change in uncertain tax positions (FIN 48)	—	(60)	(0.12)
Third-party well and platform decommissioning obligation	(22)	(14)	(0.03)
Interest expense related to Tronox settlement	(19)	(12)	(0.02)
	$567	$487	$0.96

*
For the quarter ended September 30, 2014, this includes $371 million related to commodity derivatives, $(96) million related to other derivatives, and $1 million related to gathering, processing, and marketing sales.

	Quarter Ended September 30, 2013
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(36)	$(21)	$(0.04)
Gains (losses) on divestitures, net	8	5	0.01
Impairments	(593)	(376)	(0.74)
Third-party well and platform decommissioning obligation	10	6	0.01
	$(611)	$(386)	$(0.76)

*
For the quarter ended September 30, 2013, this includes $(120) million related to commodity derivatives, $74 million related to other derivatives, and $10 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2014	2013	2014	2013
Net cash provided by operating activities	$2,323	$1,779	$6,514	$6,784
Add back
Algeria exceptional profits tax settlement	—	(32)	—	(730)
Increase (decrease) in accounts receivable	(287)	11	(104)	(246)
(Increase) decrease in accounts payable and accrued expenses	(689)	258	(710)	37
Other items—net	198	11	225	22
Certain nonoperating and other excluded items	24	(7)	25	117
Current taxes related to asset monetization	207	—	1,033	—
Discretionary cash flow from operations	$1,776	$2,020	$6,983	$5,984

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2014	2013	2014	2013
Discretionary cash flow from operations	$1,776	$2,020	$6,983	$5,984
Less capital expenditures*	2,117	2,298	7,087	5,911
Free cash flow	$(341)	$(278)	$(104)	$73

*
Includes Western Gas Partners, LP (WES) capital expenditures of $147 million for the quarter ended September 30, 2014, $185 million for the quarter ended September 30, 2013, $490 million for the nine months ended September 30, 2014, and $622 million for the nine months ended September 30, 2013.

	Quarter Ended		Quarter Ended
	September 30, 2014		September 30, 2013
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$1,087	$2.12	$182	$0.36
Less certain items affecting comparability	487	0.96	(386)	(0.76)
Adjusted net income (loss)	$600	$1.16	$568	$1.12

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

September 30,
millions	2014
Total debt	$14,728
Less cash and cash equivalents	8,335
Net debt	$6,393

Net debt	$6,393
Stockholders’ equity	20,677
Adjusted capitalization	$27,070

Net debt to adjusted capitalization ratio	24%

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions except per-share amounts	2014	2013	2014	2013
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$830	$805	$3,038	$2,547
Oil and condensate sales	2,637	2,389	7,766	6,761
Natural-gas liquids sales	424	325	1,221	889
Gathering, processing, and marketing sales	339	270	928	750
Gains (losses) on divestitures and other, net	780	64	2,340	296
Total	5,010	3,853	15,293	11,243
Costs and Expenses
Oil and gas operating	275	277	861	769
Oil and gas transportation and other	322	255	869	763
Exploration	199	272	1,000	714
Gathering, processing, and marketing	269	217	771	638
General and administrative	381	255	984	787
Depreciation, depletion, and amortization	1,163	996	3,335	2,958
Other taxes	306	294	981	819
Impairments	394	593	514	632
Algeria exceptional profits tax settlement	—	—	—	33
Deepwater Horizon settlement and related costs	3	5	96	12
Total	3,312	3,164	9,411	8,125
Operating Income (Loss)	1,698	689	5,882	3,118
Other (Income) Expense
Interest expense	204	177	573	513
(Gains) losses on derivatives, net	(323)	72	453	(393)
Other (income) expense, net	24	(23)	12	69
Tronox-related contingent loss	19	—	4,338	—
Total	(76)	226	5,376	189
Income (Loss) Before Income Taxes	1,774	463	506	2,929
Income tax expense (benefit)	627	240	1,719	1,263
Net Income (Loss)	1,147	223	(1,213)	1,666
Net income (loss) attributable to noncontrolling interests	60	41	142	95
Net Income (Loss) Attributable to Common Stockholders	$1,087	$182	$(1,355)	$1,571
Per Common Share
Net income (loss) attributable to common stockholders—basic	$2.13	$0.36	$(2.69)	$3.11
Net income (loss) attributable to common stockholders—diluted	$2.12	$0.36	$(2.69)	$3.10
Average Number of Common Shares Outstanding—Basic	506	503	505	502
Average Number of Common Shares Outstanding—Diluted	508	505	505	504

Exploration Expense
Dry hole expense	$104	$77	$527	$301
Impairments of unproved properties	30	83	216	122
Geological and geophysical expense	13	51	93	111
Exploration overhead and other	52	61	164	180
Total	$199	$272	$1,000	$714

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions	2014	2013	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$1,147	$223	$(1,213)	$1,666
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	1,163	996	3,335	2,958
Deferred income taxes	(398)	(28)	(210)	535
Dry hole expense and impairments of unproved properties	134	160	743	423
Impairments	394	593	514	632
(Gains) losses on divestitures, net	(726)	(8)	(2,194)	(165)
Total (gains) losses on derivatives, net	(324)	64	462	(396)
Operating portion of net cash received (paid) in settlement of derivative instruments	48	(28)	(138)	37
Other	87	53	195	174
Changes in assets and liabilities
Deepwater Horizon settlement and related costs	1	2	93	3
Algeria exceptional profits tax settlement	—	32	—	730
Tronox-related contingent loss	19	—	4,338	—
(Increase) decrease in accounts receivable	287	(11)	104	246
Increase (decrease) in accounts payable and accrued expenses	689	(258)	710	(37)
Other items—net	(198)	(11)	(225)	(22)
Net Cash Provided by Operating Activities	$2,323	$1,779	$6,514	$6,784

Capital Expenditures	$2,117	$2,298	$7,087	$5,911

	September 30,	December 31,
millions	2014	2013
Condensed Balance Sheets
Cash and cash equivalents	$8,335	$3,698
Accounts receivable, net of allowance	2,712	2,722
Other current assets	692	688
Net properties and equipment	41,104	40,929
Other assets	2,321	2,082
Goodwill and other intangible assets	5,501	5,662
Total Assets	$60,665	$55,781
Other current liabilities	$5,702	$5,703
Deepwater Horizon settlement and related costs	93	—
Tronox-related contingent liability	5,188	—
Long-term debt	14,728	13,065
Deferred income taxes	7,512	9,245
Other long-term liabilities	4,879	4,118
Stockholders’ equity	20,677	21,857
Noncontrolling interests	1,886	1,793
Total Liabilities and Equity	$60,665	$55,781
Capitalization
Total debt	$14,728	$13,565
Stockholders’ equity	20,677	21,857
Total	$35,405	$35,422

Capitalization Ratios
Total debt	42%	38%
Stockholders’ equity	58%	62%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended September 30, 2014
United States	2,494	213	129	230	20	11	$3.62	$92.59	$35.11
Algeria	—	62	1	—	6	—	—	98.69	65.55
Other International	—	28	—	—	2	—	—	100.48	—
Total	2,494	303	130	230	28	11	$3.62	$94.56	$35.35

Quarter Ended September 30, 2013
United States	2,629	152	92	242	14	9	$3.33	$103.15	$38.49
Algeria	—	62	—	—	5	—	—	110.95	—
Other International	—	31	—	—	3	—	—	110.54	—
Total	2,629	245	92	242	22	9	$3.33	$106.05	$38.49

Nine Months Ended September 30, 2014
United States	2,603	197	116	711	54	31	$4.27	$95.30	$38.21
Algeria	—	64	1	—	18	—	—	105.38	66.14
Other International	—	27	—	—	7	—	—	106.06	—
Total	2,603	288	117	711	79	31	$4.27	$98.57	$38.38

Nine Months Ended September 30, 2013
United States	2,655	155	88	725	42	24	$3.51	$98.48	$37.07
Algeria	—	53	—	—	14	—	—	109.20	—
Other International	—	34	—	—	10	—	—	108.53	—
Total	2,655	242	88	725	66	24	$3.51	$102.23	$37.07

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE
Quarter Ended September 30, 2014	849		78
Quarter Ended September 30, 2013	775		71

Nine Months Ended September 30, 2014	839		229
Nine Months Ended September 30, 2013	773		211

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
		Crude Oil &			Crude Oil &
millions	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
Quarter Ended September 30, 2014
United States	$830	$1,817	$418	$15	$(8)	$1
Algeria	—	565	6	—	40	—
Other International	—	255	—	—	—	—
Total	$830	$2,637	$424	$15	$32	$1

Quarter Ended September 30, 2013
United States	$805	$1,446	$325	$40	$(63)	$2
Algeria	—	629	—	—	(5)	—
Other International	—	314	—	—	—	—
Total	$805	$2,389	$325	$40	$(68)	$2

Nine Months Ended September 30, 2014
United States	$3,038	$5,125	$1,208	$(107)	$(68)	$3
Algeria	—	1,858	13	—	40	—
Other International	—	783	—	—	—	—
Total	$3,038	$7,766	$1,221	$(107)	$(28)	$3

Nine Months Ended September 30, 2013
United States	$2,547	$4,175	$889	$91	$(61)	$7
Algeria	—	1,566	—	—	9	—
Other International	—	1,020	—	—	—	—
Total	$2,547	$6,761	$889	$91	$(52)	$7

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 28, 2014

	4th Qtr			Total Year
	Guidance *			Guidance *

	Units			Units

Total Sales Volumes (MMBOE)	77	—	79	304	—	306
Total Sales Volumes (MBOE/d)	837	—	859	833	—	838

Crude Oil (MBbl/d)	298	—	304	287	—	289

United States	211	—	215	200	—	201
Algeria	78	—	79	68	—	69
Ghana	9	—	10	19	—	19

Natural Gas (MMcf/d)

United States	2,500	—	2,550	2,580	—	2,590

Natural Gas Liquids (MBbl/d)

United States	115	—	122	116	—	117
Algeria	5	—	6	1	—	2

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(4.00)	—	(0.00)	(1.75)	—	(0.75)

United States	(6.00)	—	(2.00)	(4.75)	—	(3.75)
Algeria	4.00	—	6.00	5.25	—	5.75
Ghana	4.00	—	6.00	6.25	—	6.75

Natural Gas ($/Mcf)

United States	(0.40)	—	(0.30)	(0.35)	—	(0.30)

* All volumes exclude the impact from China and Pinedale/Jonah.

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 28, 2014

	4th Qtr			Total Year
	Guidance *			Guidance *

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	55	—	65	215	—	225
Minerals and Other	60	—	70	210	—	220

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.75	—	3.95	3.75	—	3.80
Oil & Gas Transportation/Other	4.00	—	4.20	3.85	—	3.90
Depreciation, Depletion, and Amortization	14.00	—	14.50	14.45	—	14.55
Production Taxes (% of Product Revenue)	9.0%	—	10.0%	8.5%	—	9.0%

	$ MM			$ MM

General and Administrative	275	—	325	1,260	—	1,310
Exploration Expense
Non-Cash	200	—	275	925	—	1,000
Cash	125	—	150	380	—	405
Interest Expense (net)	205	—	210	780	—	785
Other (Income) Expense - Includes Noncontrolling Interests	50	—	60	180	—	190

Tax Rate
Algeria (All current)	50%	—	60%	45%	—	55%
Rest of Company (0% Current for Q4 and 30% Current for FY)	30%	—	35%	35%	—	45%

Avg. Shares Outstanding (MM)
Basic	506	—	508	505	—	506
Diluted	508	—	510	508	—	509

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	2,000	—	2,200	8,600	—	8,800

* Excludes items affecting comparability

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of October 28, 2014

		Weighted Average Price per Barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2015
Brent	25	$85.00	$100.00	$117.55

Fixed Price - Financial
2014
WTI	70	$96.03
Brent	70	$109.55
	140	$101.94

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2014	600	$2.75	$3.75	$5.01
2015	635	$2.75	$3.75	$4.76

Fixed Price - Financial
2014	1,000	$4.23

Interest-Rate Derivatives
As of October 28, 2014

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$1,850 Million	Sept. 2016	Sept. 2046	6.05%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended September 30, 2014				Quarter Ended September 30, 2013
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,340	159	124	673	2,337	98	84	572
Deepwater Gulf of Mexico	154	46	5	77	203	43	5	82
International and Alaska	—	98	1	99	—	92	—	92
Same-Store Sales	2,494	303	130	849	2,540	233	89	746
China and Pinedale/Jonah	—	—	—	—	89	12	3	29
Total	2,494	303	130	849	2,629	245	92	775

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,393	143	110	652	2,287	97	79	557
Deepwater Gulf of Mexico	201	44	6	84	281	46	6	99
International and Alaska	—	96	1	97	—	87	—	87
Same-Store Sales	2,594	283	117	833	2,568	230	85	743
China and Pinedale/Jonah	9	5	—	6	87	12	3	30
Total	2,603	288	117	839	2,655	242	88	773